PHARMOS                                                    FOR IMMEDIATE RELEASE
99 Wood Avenue South, Suite 311
Iselin, NJ 08830
www.pharmoscorp.com

Contact

Pharmos U.S. - Gale Smith                             Aline Schimmel (investors)
732-452-9556                                          Justin Jackson (media)
Pharmos Israel - Irit Kopelov                         Burns McClellan, Inc.
972-8-940-9679                                        212-213-0006

             Pharmos Corporation Reports 2004 Second Quarter Results Enrollment of CABG Patients Completed in Phase II Cognitive Impairment
                                 Clinical Trial

Iselin, NJ, July 28, 2004 - Pharmos Corporation (Nasdaq: PARS) today reported financial results for the second quarter and six month periods ended June 30, 2004. During the second quarter, net loss was $5,285,301, or $ .06 per share compared to a net loss of $4,314,119, or $ .07 per share in the 2003 second quarter. The increase in net loss was due primarily to a 35% rise in operating costs to $4,359,918 in the 2004 second quarter, driven largely by higher administrative expenses, including a non-cash charge of approximately $400,000. Cash and cash equivalents totaled $54,608,206 at June 30, 2004, including $13,521,538 in restricted cash.

General and administrative expenses rose to $1,712,634 in the 2004 second quarter from $752,032 in the 2003 second quarter due to increased activities with consultants and professional fees along with higher salaries and benefits from additional headcount, and a non-cash charge of approximately $400,000 for a modification to a former employee stock option agreement. The 2004 second quarter also saw higher expenditures due to the scale up of dexanabinol synthesis and to increased accounting and legal services fees, including Sarbanes-Oxley compliance-related services.

Net research and development expenses increased 8% in the 2004 second quarter to $2,497,008 from $2,317,564 in the 2003 second quarter, with increased earlier stage research and development expenses and lower grant funding partially offset by a decrease in clinical trial expenses. In its leading clinical operation, the pivotal Phase III trial of dexanabinol for traumatic brain injury, enrollment of 861 total patients was completed in the first quarter 2004. In mid-July 2004, Pharmos completed enrollment of 202 patients undergoing coronary artery bypass grafting (CABG) surgery in a separate, Phase II trial of dexanabinol as a preventive agent against post-surgical cognitive impairment.

"With enrollment completed in both of our clinical trials, research and development operations are now focused on patient follow up, data management and quality assurance before unblinding the results around yearend," said Haim Aviv, Ph.D., Chairman and CEO. "We have also increased our efforts in building our pipeline for other targeted neuroinflammatory indications by expanding preclinical research of compounds from our CB2 receptor agonist family. These new products represent large therapeutic markets which support a higher valuation and product diversification" The Company's leading CB2-selective compound, which has demonstrated efficacy in several animal models for pain and multiple sclerosis, is currently undergoing advanced preclinical development in preparation for human testing as a pain therapeutic.

For the six months ended June 30, 2004, Pharmos reported a net loss of $11,226,102, or $ .13 per share compared to a net loss of $8,813,324, or $ .14 per share for the same period in 2003, primarily due to an


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increase in other expenses, in particular interest expense in connection with the convertible securities issued in September 2003. Research and development expenses narrowed to $5,797,938 from $6,356,629 in the same period in 2003, due to a decrease in clinical trial costs and increased grant funds in the 2004 first quarter. General and administrative expenses increased to $2,750,345 from $1,604,931 in the 2003 same period due to higher professional fees, salaries and insurance costs and the non-cash charge mentioned above. The higher professional fees in 2004 are attributed to increased accounting fees, Sarbanes-Oxley compliance-related expenses and earlier timing of the Company's annual shareholder meeting. Other expenses increased in the six month period ended June 30, 2004 to $2,377,749 from $511,571 in the same period in 2003 primarily due to increased interest expense from the issuance of the convertible debt in September 2003. The increased interest expense was partially offset by lower derivative expense and its respective market to market adjustment.

Pharmos management will host a conference call to discuss the 2004 second quarter results at 11:00 a.m. eastern time on Thursday, July 29, 2004. A link to the live webcast of the conference call will be available on the home page of Pharmos' website at www.pharmoscorp.com and will be archived for a limited time afterwards.

Pharmos discovers, develops, and commercializes novel therapeutics to treat a range of indications, in particular neurological and inflammation-based disorders. The Company's first neuroprotective product is dexanabinol, a tricyclic dextrocannabinoid, currently undergoing clinical testing as a treatment for TBI and as a preventive agent against post-surgical cognitive impairment. Other dextrocannabinoid compounds and CB2-selective receptor agonist compounds from Pharmos' proprietary synthetic cannabinoid library are being studied in pre-clinical programs targeting stroke, pain, multiple sclerosis and other disorders.

Statements made in this press release related to the business outlook and future financial performance of the Company, to the prospective market penetration of its drug products, to the development and commercialization of the Company's pipeline products and to the Company's expectations in connection with any future event, condition, performance or other matter, are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Additional economic, competitive, governmental, technological, marketing and other factors identified in Pharmos' filings with the Securities and Exchange Commission could affect such results.

                                (Tables attached)

                    Pharmos Corporation Financial Highlights

                       Condensed Statements of Operations

                                                  For the three months ended            For the six months ended
                                               June 30, 2004     June 30, 2003      June 30, 2004      June 30, 2003
                                                (Unaudited)        (Unaudited)        (Unaudited)        (Unaudited)
                                                -----------        -----------        -----------        -----------
Expenses
     Research &development, net of grants      $  2,497,008       $  2,317,564       $  5,797,938       $  6,356,629
     Selling, general & administrative            1,712,634            752,032          2,750,345          1,604,931
     Depreciation & amortization                    150,276            168,577            300,070            340,193
                                               ------------       ------------       ------------       ------------
          Total operating expenses                4,359,918          3,238,173          8,848,353          8,301,753
                                               ------------       ------------       ------------       ------------

Loss from operations                             (4,359,918)        (3,238,173)        (8,848,353)        (8,301,753)

Other expense
     Interest income                                138,902             48,905            302,849            895,416
     Other income (expense), net                     13,975             (6,205)             8,684            (24,721)
     Derivative loss                                (34,624)        (1,115,911)          (201,707)        (1,072,546)
     Interest expense                            (1,043,636)            (2,735)        (2,487,575)          (309,720)
                                               ------------       ------------       ------------       ------------
          Other expense, net                       (925,383)        (1,075,946)        (2,377,749)          (511,571)
                                               ------------       ------------       ------------       ------------

Net loss                                       ($ 5,285,301)      ($ 4,314,119)      ($11,226,102)      ($ 8,813,324)
                                               ============       ============       ============       ============

Net loss per share
     - basic and diluted                       ($      0.06)      ($      0.07)      ($      0.13)      ($      0.14)
                                               ============       ============       ============       ============

Weighted average shares outstanding
     - basic and diluted                         88,017,455         64,842,460         87,770,205         61,590,867
                                               ============       ============       ============       ============

                           Condensed Balance Sheets at

                                                       June 30, 2004       Dec. 31, 2003
                                                        (Unaudited)          (Unaudited)
                                                       -------------       -------------
Assets
     Cash and cash equivalents                         $  41,086,668       $  49,369,250
     Restricted cash                                      13,521,538          11,192,312
     Research & development grants receivable              1,397,932             681,245
     Debt issuance costs                                     331,527             967,402
     Prepaid expenses and other current assets               488,152             585,020
                                                       -------------       -------------
         Total current assets                             56,825,817          62,795,229

     Fixed assets, net                                     1,108,715           1,255,096
     Restricted cash                                              --           4,907,686
     Other assets                                             18,946              20,589
     Debt issuance costs                                          --              29,471
                                                       -------------       -------------
         Total assets                                  $  57,953,478       $  69,008,071
                                                       =============       =============

Liabilities and Shareholders' Equity
     Accounts payable                                  $   2,547,557       $   3,005,461
     Accrued expenses                                      1,121,923           1,751,200
     Warrant liability                                     1,024,736             823,029
     Accrued wages and other compensation                  1,157,730           1,486,529
     Convertible debentures, net                          12,656,502          13,702,412
                                                       -------------       -------------
         Total current liabilities                        18,508,448          20,768,631

     Other liability                                          10,000              10,000
     Convertible debentures, net                                  --           4,773,339
                                                       -------------       -------------
         Total liabilities                                18,518,448          25,551,970
                                                       -------------       -------------

Commitments and contingencies

Preferred stock, $.03 par value, 1,250,000 shares
authorized, none issued and outstanding                           --                  --
Common stock, $.03 par value; 150,000,000 shares
authorized, 88,235,531 and 85,554,016 issued               2,647,492           2,567,047
Deferred compensation                                       (104,676)            (66,660)
Paid in capital                                          169,122,661         161,960,059
Accumulated deficit                                     (132,230,021)       (121,003,919)
Treasury stock, $.03 par value; 14,189 shares                   (426)               (426)
                                                       -------------       -------------
     Total shareholders' equity                           39,435,030          43,456,101
                                                       -------------       -------------

     Total liabilities and shareholders' equity        $  57,953,478       $  69,008,071
                                                       =============       =============